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                           TRUST AND CUSTODY AGREEMENT


                                     for the


                              DOW TARGET 10 TRUST,
                            _____________ 1998 SERIES
                              and SUBSEQUENT SERIES
                                  (the "Trust")


                                     between


                    THE OHIO NATIONAL LIFE INSURANCE COMPANY
                                (the "Depositor")


                                       and


                                 STAR BANK, N.A.
                                 (the "Trustee")







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This Agreement, made and entered into as of this ______ day of _________, 1998, between The Ohio National Life Insurance Company (the "Depositor"), an Ohio corporation, and Star Bank, N.A. (the "Trustee"), a nationally chartered bank, is entered into for the benefit of the Dow Target 10 Trust, _______ 1998 Series (the "initial Series") and subsequent Series (the "Trust"), unit investment trusts established by Depositor under Ohio law and registered under the Investment Company Act of 1940. The terms of this Agreement shall apply to the initial Series and to all subsequent Series.

1.             Deposit of Trust Assets
               -----------------------

At the inception of the initial Series of the Trust (as of the initial Date of Deposit), Depositor has deposited the assets of the initial Series of the Trust in the trust and custody of the Trustee. During the term of this Agreement, the Depositor shall deposit with the Trustee all assets of each subsequent Series of the Trust on the Date of Deposit for each such subsequent Series. During the term of each Series, the Depositor shall deposit with the Trustee any additional assets of the Trust.

2.             Acceptance of Trust
               -------------------

The Trustee hereby accepts the deposit of the assets of the initial Series of the Trust as of the initial Date of Deposit and any additions thereto made during the term of the initial Series, and further agrees to accept the deposit of assets for each subsequent Series on the Dates of Deposit and during the respective terms thereof. The Trustee agrees to segregate and hold the assets of each Series in trust for the use and benefit of the unit holders subject to the terms and conditions of this Agreement.

3.             Depositor's Responsibilities
               ----------------------------

As between the Depositor and the Trustee, the Depositor shall have sole responsibility for determining the amount and kind of any and all securities and other forms of assets to be deposited into the Trust and the Trustee shall have no obligation or liability with respect to the selection of securities to be deposited into the Trust.

The Depositor shall identify for the Trustee the unit holders of each Series of the Trust and the number of units held for the benefit of each unit holder at all times.

The Depositor shall daily determine the valuation of the units of the Trust.

As between the Depositor and the Trustee, the Depositor shall be solely responsible for registering the Trust and each Series thereof under the Investment Company Act of 1940, and for registering the securities issued by the Trust under the Securities Act of 1933.

As between the Depositor and the Trustee, the Depositor shall be solely responsible for all accounting and auditing of the Trust's assets.


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As between the Depositor and the Trustee, the Depositor shall be solely responsible for preparing and submitting all reports on behalf of the Trust to regulatory and taxing authorities and to unit holders.

As between the Depositor and the Trustee, the Depositor shall be solely responsible for retaining and employing legal counsel on behalf of the Trust.

The Depositor may use one or more agents or other service providers to assist it in the performance of its duties and obligations hereunder including, but not limited to, the determination of the amounts and issues of securities and other assets to be deposited into the Trust, the identity of the Trust's unit holders, and the value of each unit of the Trust. However, under the terms of this Agreement, and as between the Depositor and the Trustee, the Trustee shall look solely to the Depositor for the performance of the Depositor's duties and obligations hereunder. The Depositor agrees to be solely responsible for its performance under this Agreement and it hereby agrees to indemnify and hold the Trustee harmless for any failure of an agent or other service provider of the Depositor to satisfactorily perform or provide any services for or on behalf of the Depositor.

4.             The Trustee
               -----------

The Trustee and any successor trustee shall at all times during the term of this Agreement be a bank having aggregate capital, surplus and undivided profits that shall never be less than the minimum amounts prescribed under subsection 26(a)(1) of the Investment Company Act of 1940 as amended.

The Trustee shall be under no liability for any action taken by it in good faith in the reasonable exercise of its fiduciary duties to the Trust. The Trustee shall be indemnified and held harmless by the Depositor for any reliance by the Trustee upon any written instructions given by the Depositor to the Trustee within the terms of this Agreement. The Trustee shall, in its discretion, undertake such actions as it deems necessary at any time to protect the Trust and the rights and interests of unit holders therein.

In no event shall the Trustee be liable for any taxes or similar charges with respect to securities held by the Trust. The Trustee shall be reimbursed for any such taxes or other charges out of the Trust's income, to the extent available, and then from the corpus of the Trust.

5.             Custody of Trust Assets and Administration of the Trust
               -------------------------------------------------------

The Trustee shall, in its discretion, undertake any and all actions that it deems necessary to protect the Trust and the rights of unit holders therein. The expenses and costs of such actions shall be reimbursable to the Trustee from the Trust's income, to the extent available, and then from the corpus of the Trust and shall be charged as operating expenses of the Trust.

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All securities held in the Trust which are issued or issuable only in bearer form shall be held by the Trustee in that form; all other securities held for the Trust shall be registered in the name of the Trustee or its nominee. The Depositor agrees to furnish to the Trustee appropriate instruments to enable the Trustee to hold, or deliver in proper form for transfer, any securities that it may hold for the account of the Trust and which may, from time to time, be registered in the name of the Trust.

With respect to all securities held for the Trust, the Trustee shall on a timely basis: (1) collect all income due and payable with respect to such securities;
(2) present for payment and collect amounts payable upon all securities which may mature or be called, redeemed, or retired, or otherwise become payable; (3) surrender securities in temporary form for definitive securities; and (4) execute, as agent, any necessary declarations or certificates of ownership under the federal income tax laws or the laws or regulations of any other taxing authority, including any foreign taxing authority, now or hereafter in effect.

Upon receipt from the Depositor of written instructions, the Trustee shall: (1) execute and deliver to such persons as may be designated in such instructions proxies, consents, authorizations, and any other instruments whereby the authority of the Trust as owner of record of any securities may be exercised;
(2) deliver any securities in exchange for other securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation, or recapitalization of any trust, or the exercise of any conversion privilege; (3) deliver any securities to any protective committee, reorganization committee, or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization, or sale of assets of any trust, and receive and hold under the terms of this Agreement such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery; and (4) deliver any securities held for the Trust to the depository agent for tender or other similar offers.

The Trustee shall promptly deliver to the Depositor all notices, proxy material and executed but unvoted proxies pertaining to shareholder meetings of securities held by the Trust. The Trustee shall not vote or authorize the voting of any securities or give any consent, waiver or approval with respect thereto unless so directed by the Depositor in a written instruction.

The Trustee shall promptly deliver to Depositor all information received by the Trustee and pertaining to securities held by the Trust with respect to tender or exchange offers, calls for redemption or purchase, or expiration of rights.

The Trustee shall provide to the Depositor any and all pricing and accounting information and reports as are necessary for the Depositor and its agents or service providers to perform their duties and responsibilities to the unit holders including, but not limited to, the Depositor's daily valuation of units, periodic tax reporting, reporting to state and federal regulators having jurisdiction and the preparation of financial reports for each Series of the Trust.

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If at any time the Depositor shall fail to undertake or perform any of its duties under this Agreement, the Trustee may, in its discretion and for the protection and benefit of the Trust and its unit holders, retain and employ the services of agents or service providers to perform those services and the Trustee may then charge the reasonable and necessary expenses and costs thereby incurred as operating expenses of the Trust.

6.             Trust Expenses
               --------------

Expenses of the Trust shall be paid by the Trustee within ten days after the end of each calendar month in which such expenses are charged or incurred (or within five days of receiving written instructions therefor, if later). Payment shall be made from the Trust's income, to the extent available, and then from the corpus of the Trust.

The Trustee may first pay its fee for its services rendered under this Agreement. The amount of that fee shall be computed at an annual rate of ____% of the average daily total value of the Trust's assets. The Trustee shall next pay any and all other expenses of or related to the Trust which are for services rendered or licenses granted by any entity other than the Depositor or any affiliate of the Depositor. The Trustee shall rely upon the Depositor to provide the Trustee with written instructions of all amounts to be paid in connection with such services and licenses, and the Trustee shall make such payments to the Depositor or, at the Depositor's written direction, to other payees entitled thereto as directed by the Depositor. In no event shall the total of all the foregoing amounts, including the Trustee's fees, exceed 0.85% of the Trust's average daily total assets per year.

In addition to the foregoing, the Trustee shall, within ten days after the end of each calendar month, pay the Depositor a service fee from the income of the Trust, to the extent available, and then from the corpus of the Trust, in order to reimburse the Depositor for services performed and expenses incurred by the Depositor and its affiliates on behalf of the Trust and its unit holders. The amount of this fee shall be at a daily rate of 0.000685% of the total assets of the Trust.

7.             Series of the Trust
               -------------------

Each Series of the Trust is a separate and distinct trust for all purposes. The assets of one Series may not be commingled with the assets of any other Series nor shall any of the expenses or liabilities of one Series be charged against another. The units of each Series represent the ownership of an undivided fractional interest in that Series and are not exchangeable for units representing the ownership of an undivided fractional interest in any other Series, provided, however, that upon the termination of each Series, as directed by the Depositor, any or all of the units of that Series may be "rolled over" or exchanged for units in a new Series having a Date of Deposit on or about the date of termination of the earlier Series.



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8.             Termination of Series and Distribution of Assets
               ------------------------------------------------

Each Series of the Trust shall terminate on its termination date. The Trustee shall thereupon distribute to each unit holder that unit holder's pro rata share of the Trust assets from that Series. The termination of a Series shall not be effective until the distribution of its assets is completed in the manner described herein.

Distribution of the Trust assets of a terminating Series shall be made as follows: (1) if, and to the extent so instructed in writing by the Depositor, the Trustee shall distribute part or all of the assets of the Series by wire order into a unit holder's account, and (2) to the extent that the Depositor has not instructed the Trustee to distribute part or all of the Series assets by the aforementioned method, the Series assets shall be transferred into a new Series for the benefit of each unit holder. The date of deposit of the new Series will be the same as the date of termination of the terminating Series.

9.             Resignation or Removal of Trustee
               ---------------------------------

The Trustee or any successor trustee under this Agreement shall not resign as trustee, nor shall a trustee be removed as such, until either (a) the Trust, and each Series thereof, has been completely liquidated and terminated with the proceeds thereof having been distributed to the unit holders, or (b) a successor trustee having at least the minimum qualifications prescribed in subsection 26(a)(1) of the Investment Company Act of 1940 as amended shall have been designated and have accepted such trusteeship.

In witness whereof, the Depositor and the Trustee have caused this Agreement to be executed in the City of Cincinnati and State of Ohio on the day, month and year first above written.


                                   STAR BANK, N.A.
                                   (Trustee)


Attest:                            By:
       -----------------------        ---------------------------
                                   THE OHIO NATIONAL LIFE
                                   INSURANCE COMPANY
                                   (Depositor)


Attest:                            By:
       -----------------------        ---------------------------





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